Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Andrea Kozek, Senior Manager, Public Relations 920-491-7518

Associated Banc-Corp Reports Second Quarter 2024 Earnings of $0.74 per Common Share, or $0.52 per Common Share1 Excluding a One Time Item Recognized During the Quarter

GREEN BAY, Wis. -- July 25, 2024 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $113 million, or $0.74 per common share, for the quarter ended June 30, 2024. Excluding a one time tax benefit recognized during the quarter ended June 30, 2024, Associated reported earnings of $80 million, or $0.52 per common share. These amounts compare to earnings of $78 million, or $0.52 per common share, for the quarter ended March 31, 2024 and earnings of $84 million, or $0.56 per common share, for the quarter ended June 30, 2023.
“After demonstrating an ability to execute with Phase 1 of our strategic plan, we continued to build momentum across the company by adding talent in key areas and deploying product and digital enhancements during the second quarter,” said President and CEO Andy Harmening. “This momentum has translated to encouraging trends in several foundational performance measures, including industry-leading customer satisfaction scores and the strongest consumer checking household growth we've seen in over a decade."

“Importantly, we also delivered strong financial results during the quarter through steady revenues, credit stability and capital accretion. While macro uncertainty remains top of mind in the near-term, we feel well-positioned as we move to the back half of the year thanks to our foundational discipline, the stability of our markets, and the execution of our strategic plan.”

Second Quarter 2024 Highlights
•GAAP diluted earnings per share of $0.74; Adjusted diluted earnings per share1 of $0.52
•Total quarterly average loan growth of $211 million vs. first quarter 2024
•Total quarterly average core customer deposit1 decrease of $240 million vs. first quarter 2024; total quarterly average deposit decrease of $638 million vs. first quarter 2024
•Net interest income of $257 million
•Net interest margin of 2.75%
•Noninterest income of $65 million
•Noninterest expense of $196 million
•Provision for credit losses of $23 million
•Allowance for credit losses on loans / total loans of 1.32%
•Net charge offs / average loans (annualized) of 0.29%
1 This is a non-GAAP financial measure. See financial tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Second quarter 2024 average total loans of $29.6 billion increased 1%, or $211 million, from the prior quarter and increased $141 million from the same period last year. With respect to second quarter 2024 average balances by loan category:
•Commercial and business lending increased $195 million from the prior quarter and increased $112 million from the same period last year to $11.0 billion.
•Commercial real estate lending decreased $140 million from the prior quarter and decreased $46 million from the same period last year to $7.2 billion.
•Consumer lending increased $156 million from the prior quarter and increased $75 million from the same period last year to $11.3 billion.
Second quarter 2024 period end total loans of $29.6 billion increased $124 million from the prior quarter and decreased 1%, or $231 million, from the same period last year. With respect to second quarter 2024 period end balances by loan category:
•Commercial and business lending increased $118 million from the prior quarter and decreased $41 million from the same period last year to $11.1 billion.
•Commercial real estate lending decreased $65 million from both the prior quarter and the same period last year to $7.3 billion.
•Consumer lending increased $71 million from the prior quarter and decreased $125 million from the same period last year to $11.3 billion.
Based on current market conditions, we now expect 2024 total loan growth to finish at the lower end of our previous 4% to 6% range on an end of period basis as compared to the year ended December 31, 2023.
Deposits
Second quarter 2024 average deposits of $32.6 billion decreased 2%, or $638 million, from the prior quarter and increased 4%, or $1.3 billion, from the same period last year. With respect to second quarter 2024 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $170 million from the prior quarter and decreased $958 million from the same period last year to $5.7 billion.
•Savings increased $206 million from the prior quarter and increased $384 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits decreased $224 million from the prior quarter and increased $602 million from the same period last year to $7.3 billion.
•Money market deposits decreased $122 million from the prior quarter and decreased $749 million from the same period last year to $6.0 billion.
•Total time deposits decreased $271 million from the prior quarter and increased $1.9 billion from the same period last year to $6.9 billion.
•Network transaction deposits decreased $57 million from the prior quarter and increased $127 million from the same period last year to $1.6 billion.

Second quarter 2024 period end deposits of $32.7 billion decreased 3%, or $1.0 billion, from the prior quarter and increased 2%, or $677 million, from the same period last year. With respect to second quarter 2024 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $439 million from the prior quarter and decreased $751 million from the same period last year to $5.8 billion.
•Savings increased $32 million from the prior quarter and increased $380 million from the same period last year to $5.2 billion.
•Interest-bearing demand deposits decreased $463 million from the prior quarter and increased $1.2 billion from the same period last year to $8.3 billion.
•Money market deposits decreased $427 million from the prior quarter and decreased $1.2 billion from the same period last year to $6.3 billion.
•Total time deposits increased $274 million from the prior quarter and increased $1.0 billion from the same period last year to $7.1 billion.
•Network transaction deposits (included in money market and interest-bearing demand deposits) decreased $290 million from the prior quarter and decreased $98 million from the same period last year to $1.5 billion.
Based on current market conditions, we now expect 2024 core customer deposit growth to finish at the lower end of our previous 3% to 5% range on an end of period basis as compared to the year ended December 31, 2023.
Net Interest Income and Net Interest Margin
Second quarter 2024 net interest income of $257 million decreased $1 million from both the prior quarter and the same period last year. The net interest margin decreased to 2.75%, reflecting a 4 basis point decrease from the prior quarter and a 5 basis point decrease from the same period last year.
•The average yield on total loans for the second quarter of 2024 decreased 1 basis point from the prior quarter and increased 44 basis points from the same period last year to 6.21%.
•The average cost of total interest-bearing liabilities for the second quarter of 2024 increased 5 basis points from the prior quarter and increased 54 basis points from the same period last year to 3.60%.
•The net free funds benefit for the second quarter of 2024 remained flat compared to the prior quarter and increased 2 basis points from the same period last year to 0.70%.
Based on current market conditions, we now expect total net interest income growth of 1% to 3% in 2024.
Noninterest Income
Second quarter 2024 total noninterest income of $65 million increased slightly compared to the prior quarter and decreased slightly from the same period last year. With respect to second quarter 2024 noninterest income line items:
•Bank and corporate owned life insurance increased $2 million from both the prior quarter and the same period last year.
•Wealth management fees increased $1 million from the prior quarter and increased $2 million from the same period last year.

•Card-based fees increased $1 million from both the prior quarter and the same period last year.
•Investment securities gains (losses), net decreased $4 million from the prior quarter and increased slightly from the same period last year, with the quarterly decrease driven primarily by a $4 million gain on sale of Visa B shares recognized in the first quarter of 2024.
Excluding the impact of the mortgage and investment securities sales announced during the fourth quarter of 2023, we now expect total noninterest income to finish within a range of negative 1% to 1% growth in 2024.
Noninterest Expense
Second quarter 2024 total noninterest expense of $196 million decreased $2 million, or 1%, from the prior quarter and increased $5 million, or 3%, from the same period last year as we continued to invest in our strategic initiatives. With respect to second quarter 2024 noninterest expense line items:
•Personnel expense increased $2 million from the prior quarter and increased $7 million from the same period last year.
•Technology expense increased $1 million from the prior quarter and increased $3 million from the same period last year.
•FDIC assessment expense decreased $7 million from the prior quarter and decreased $2 million from the same period last year. The quarterly decrease was driven primarily by an $8 million increase in special assessment recognized in the first quarter of 2024, partially offset by a $2 million adjustment based on an updated special assessment estimate received from the FDIC in the second quarter of 2024.
After adjusting to exclude the impact of the $31 million FDIC special assessment booked during the fourth quarter of 2023, the $8 million FDIC special assessment booked during the first quarter of 2024, and the $2 million FDIC special assessment adjustment booked during the second quarter of 2024, we continue to expect total noninterest expense to grow by 2% to 3% in 2024.
Taxes
Second quarter 2024 results included a tax benefit of $13 million compared to $20 million of tax expense in the prior quarter and $24 million of tax expense in the same period last year. The benefit recognized in the second quarter of 2024 was primarily driven by a strategic reallocation of our investment securities portfolio resulting in a deferred tax benefit of approximately $33 million during the quarter.
After excluding the impact of the one time $33 million tax benefit recognized in the second quarter of 2024, we continue to expect the annual effective tax rate to be between 19% and 21% in 2024, assuming no change in the corporate tax rate.

Credit
The second quarter 2024 provision for credit losses on loans was $23 million, compared to a provision of $24 million in the prior quarter and a provision of $22 million in the same period last year. With respect to second quarter 2024 credit quality:
•Nonaccrual loans of $154 million decreased $24 million from the prior quarter and increased $23 million from the same period last year. The nonaccrual loans to total loans ratio was 0.52% in the second quarter, down from 0.60% in the prior quarter and up from 0.44% in the same period last year.
•Second quarter 2024 net charge offs of $21 million decreased compared to net charge offs of $22 million in the prior quarter and increased compared to net charge offs of $11 million in the same period last year.
•The allowance for credit losses on loans (ACLL) of $390 million increased $2 million compared to the prior quarter and increased $13 million compared to the same period last year. The ACLL to total loans ratio was 1.32% in the second quarter, up from 1.31% in the prior quarter and up from 1.26% in the same period last year.
In 2024, we continue to expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.
Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.68% at June 30, 2024. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 25, 2024. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2024 earnings call. The second quarter 2024 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $42 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	June 30, 2024	March 31, 2024	Seql Qtr $ Change	December 31, 2023	September 30, 2023	June 30, 2023	Comp Qtr $ Change
Assets
Cash and due from banks	$470,818	$429,859	$40,959	$484,384	$388,694	$407,620	$63,198
Interest-bearing deposits in other financial institutions	484,677	420,114	64,563	425,089	323,130	190,881	293,796
Federal funds sold and securities purchased under agreements to resell	3,600	1,610	1,990	14,350	965	31,160	(27,560)
Investment securities available for sale, at fair value	3,912,730	3,724,148	188,582	3,600,892	3,491,679	3,504,777	407,953
Investment securities held to maturity, net, at amortized cost	3,799,035	3,832,967	(33,932)	3,860,160	3,900,415	3,938,877	(139,842)
Equity securities	22,944	19,571	3,373	41,651	35,937	30,883	(7,939)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	212,102	173,968	38,134	229,171	268,698	271,637	(59,535)
Residential loans held for sale	83,795	52,414	31,381	33,011	54,790	38,083	45,712
Commercial loans held for sale	—	—	—	90,303	—	15,000	(15,000)
Loans	29,618,271	29,494,263	124,008	29,216,218	30,193,187	29,848,904	(230,633)
Allowance for loan losses	(355,844)	(356,006)	162	(351,094)	(345,795)	(338,750)	(17,094)
Loans, net	29,262,428	29,138,257	124,171	28,865,124	29,847,392	29,510,153	(247,725)
Tax credit and other investments	246,300	255,252	(8,952)	258,067	256,905	263,583	(17,283)
Premises and equipment, net	369,968	367,618	2,350	372,978	373,017	374,866	(4,898)
Bank and corporate owned life insurance	683,451	685,089	(1,638)	682,649	679,775	678,578	4,873
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	36,066	38,268	(2,202)	40,471	42,674	44,877	(8,811)
Mortgage servicing rights, net	85,640	85,226	414	84,390	89,131	80,449	5,191
Interest receivable	173,106	167,092	6,014	169,569	171,119	159,185	13,921
Other assets	672,256	640,638	31,618	658,604	608,068	573,870	98,386
Total assets	$41,623,908	$41,137,084	$486,824	$41,015,855	$41,637,381	$41,219,473	$404,435
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,815,045	$6,254,135	$(439,090)	$6,119,956	$6,422,994	$6,565,666	$(750,621)
Interest-bearing deposits	26,875,995	27,459,023	(583,028)	27,326,093	25,700,332	25,448,743	1,427,252
Total deposits	32,691,039	33,713,158	(1,022,119)	33,446,049	32,123,326	32,014,409	676,630
Short-term funding	859,539	765,671	93,868	326,780	451,644	341,253	518,286
FHLB advances	2,673,046	1,333,411	1,339,635	1,940,194	3,733,041	3,630,747	(957,701)
Other long-term funding	536,113	536,055	58	541,269	529,459	534,273	1,840
Allowance for unfunded commitments	33,776	31,776	2,000	34,776	34,776	38,276	(4,500)
Accrued expenses and other liabilities	588,057	588,341	(284)	552,814	637,491	537,640	50,417
Total liabilities	37,381,571	36,968,412	413,159	36,841,882	37,509,738	37,096,599	284,972
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,048,225	3,974,561	73,664	3,979,861	3,933,531	3,928,762	119,463
Total stockholders’ equity	4,242,337	4,168,673	73,664	4,173,973	4,127,643	4,122,874	119,463
Total liabilities and stockholders’ equity	$41,623,908	$41,137,084	$486,824	$41,015,855	$41,637,381	$41,219,473	$404,435
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	2Q24	2Q23	$ Change	% Change	June 2024	June 2023	$ Change	% Change
Interest income
Interest and fees on loans	$456,788	$423,307	$33,481	8%	$911,260	$814,626	$96,634	12%
Interest and dividends on investment securities
Taxable	50,278	35,845	14,433	40%	96,826	65,987	30,839	47%
Tax-exempt	14,669	15,994	(1,325)	(8)%	29,443	32,019	(2,576)	(8)%
Other interest	8,539	6,086	2,453	40%	16,133	11,415	4,718	41%
Total interest income	530,274	481,231	49,043	10%	1,053,662	924,048	129,614	14%
Interest expense
Interest on deposits	221,062	162,196	58,866	36%	447,293	271,618	175,675	65%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,303	2,261	42	2%	5,166	5,404	(238)	(4)%
Interest on other short-term funding	6,077	—	6,077	N/M	10,785	1	10,784	N/M
Interest on FHLB Advances	34,143	49,261	(15,118)	(31)%	55,814	99,222	(43,408)	(44)%
Interest on long-term funding	10,096	9,596	500	5%	20,154	15,876	4,278	27%
Total interest expense	273,681	223,314	50,367	23%	539,211	392,121	147,090	38%
Net interest income	256,593	257,917	(1,324)	(1)%	514,451	531,927	(17,476)	(3)%
Provision for credit losses	23,008	22,100	908	4%	47,009	40,071	6,938	17%
Net interest income after provision for credit losses	233,585	235,817	(2,232)	(1)%	467,442	491,856	(24,414)	(5)%
Noninterest income
Wealth management fees	22,628	20,483	2,145	10%	44,323	40,672	3,651	9%
Service charges and deposit account fees	12,263	12,372	(109)	(1)%	24,702	25,366	(664)	(3)%
Card-based fees	11,975	11,396	579	5%	23,242	21,982	1,260	6%
Other fee-based revenue	4,857	4,465	392	9%	9,259	8,740	519	6%
Capital markets, net	4,685	5,093	(408)	(8)%	8,735	10,176	(1,441)	(14)%
Mortgage banking, net	2,505	7,768	(5,263)	(68)%	5,166	11,313	(6,147)	(54)%
Bank and corporate owned life insurance	4,584	2,172	2,412	111%	7,154	4,835	2,319	48%
Asset (losses), net	(627)	(299)	(328)	110%	(933)	(35)	(898)	N/M
Investment securities gains, net	67	14	53	N/M	3,947	66	3,881	N/M
Other	2,222	2,080	142	7%	4,549	4,501	48	1%
Total noninterest income	65,159	65,543	(384)	(1)%	130,144	127,616	2,528	2%
Noninterest expense
Personnel	121,581	114,089	7,492	7%	240,976	230,510	10,466	5%
Technology	27,161	24,220	2,941	12%	53,362	47,818	5,544	12%
Occupancy	13,128	13,587	(459)	(3)%	26,761	28,650	(1,889)	(7)%
Business development and advertising	7,535	7,106	429	6%	14,052	12,955	1,097	8%
Equipment	4,450	4,975	(525)	(11)%	9,049	9,906	(857)	(9)%
Legal and professional	4,429	4,831	(402)	(8)%	9,101	8,688	413	5%
Loan and foreclosure costs	1,793	1,635	158	10%	3,771	2,773	998	36%
FDIC assessment	7,131	9,550	(2,419)	(25)%	21,077	16,425	4,652	28%
Other intangible amortization	2,203	2,203	—	—%	4,405	4,405	—	—%
Other	6,450	8,476	(2,026)	(24)%	10,963	15,955	(4,992)	(31)%
Total noninterest expense	195,861	190,673	5,188	3%	393,518	378,086	15,432	4%
Income before income taxes	102,884	110,687	(7,803)	(7)%	204,068	241,386	(37,318)	(15)%
Income tax (benefit) expense	(12,689)	23,533	(36,222)	N/M	7,326	50,873	(43,547)	(86)%
Net income	115,573	87,154	28,419	33%	196,742	190,514	6,228	3%
Preferred stock dividends	2,875	2,875	—	—%	5,750	5,750	—	—%
Net income available to common equity	$112,698	$84,279	$28,419	34%	$190,992	$184,764	$6,228	3%
Earnings per common share
Basic	$0.75	$0.56	$0.19	34%	$1.27	$1.23	$0.04	3%
Diluted	$0.74	$0.56	$0.18	32%	$1.26	$1.22	$0.04	3%
Average common shares outstanding
Basic	149,872	149,986	(114)	—%	149,864	149,875	(11)	—%
Diluted	151,288	150,870	418	—%	151,310	150,903	407	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q24	1Q24	$ Change	% Change	4Q23	3Q23	2Q23	$ Change	% Change
Interest income
Interest and fees on loans	$456,788	$454,472	$2,316	1%	$457,868	$447,912	$423,307	$33,481	8%
Interest and dividends on investment securities
Taxable	50,278	46,548	3,730	8%	41,809	38,210	35,845	14,433	40%
Tax-exempt	14,669	14,774	(105)	(1)%	15,273	15,941	15,994	(1,325)	(8)%
Other interest	8,539	7,595	944	12%	10,418	6,575	6,086	2,453	40%
Total interest income	530,274	523,388	6,886	1%	525,367	508,637	481,231	49,043	10%
Interest expense
Interest on deposits	221,062	226,231	(5,169)	(2)%	208,875	193,131	162,196	58,866	36%
Interest on federal funds purchased and securities sold under agreements to repurchase	2,303	2,863	(560)	(20)%	3,734	3,100	2,261	42	2%
Interest on other short-term funding	6,077	4,708	1,369	29%	—	—	—	6,077	N/M
Interest on FHLB advances	34,143	21,671	12,472	58%	49,171	48,143	49,261	(15,118)	(31)%
Interest on long-term funding	10,096	10,058	38	—%	10,185	10,019	9,596	500	5%
Total interest expense	273,681	265,530	8,151	3%	271,965	254,394	223,314	50,367	23%
Net interest income	256,593	257,858	(1,265)	—%	253,403	254,244	257,917	(1,324)	(1)%
Provision for credit losses	23,008	24,001	(993)	(4)%	21,007	21,943	22,100	908	4%
Net interest income after provision for credit losses	233,585	233,857	(272)	—%	232,395	232,301	235,817	(2,232)	(1)%
Noninterest income
Wealth management fees	22,628	21,694	934	4%	21,003	20,828	20,483	2,145	10%
Service charges and deposit account fees	12,263	12,439	(176)	(1)%	10,815	12,864	12,372	(109)	(1)%
Card-based fees	11,975	11,267	708	6%	11,528	11,510	11,396	579	5%
Other fee-based revenue	4,857	4,402	455	10%	4,019	4,509	4,465	392	9%
Capital markets, net	4,685	4,050	635	16%	9,106	5,368	5,093	(408)	(8)%
Mortgage banking, net	2,505	2,662	(157)	(6)%	1,615	6,501	7,768	(5,263)	(68)%
Loss on mortgage portfolio sale	—	—	—	N/M	(136,239)	—	—	—	N/M
Bank and corporate owned life insurance	4,584	2,570	2,014	78%	3,383	2,047	2,172	2,412	111%
Asset (losses) gains, net	(627)	(306)	(321)	105%	(136)	625	(299)	(328)	110%
Investment securities gains (losses), net	67	3,879	(3,812)	(98)%	(58,958)	(11)	14	53	N/M
Other	2,222	2,327	(105)	(5)%	2,850	2,339	2,080	142	7%
Total noninterest income (loss)	65,159	64,985	174	—%	(131,013)	66,579	65,543	(384)	(1)%
Noninterest expense
Personnel	121,581	119,395	2,186	2%	120,686	117,159	114,089	7,492	7%
Technology	27,161	26,200	961	4%	28,027	26,172	24,220	2,941	12%
Occupancy	13,128	13,633	(505)	(4)%	14,429	14,125	13,587	(459)	(3)%
Business development and advertising	7,535	6,517	1,018	16%	8,350	7,100	7,106	429	6%
Equipment	4,450	4,599	(149)	(3)%	4,742	5,016	4,975	(525)	(11)%
Legal and professional	4,429	4,672	(243)	(5)%	6,762	4,461	4,831	(402)	(8)%
Loan and foreclosure costs	1,793	1,979	(186)	(9)%	585	2,049	1,635	158	10%
FDIC assessment	7,131	13,946	(6,815)	(49)%	41,497	9,150	9,550	(2,419)	(25)%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	6,450	4,513	1,937	43%	12,110	8,771	8,476	(2,026)	(24)%
Total noninterest expense	195,861	197,657	(1,796)	(1)%	239,391	196,205	190,673	5,188	3%
Income (loss) before income taxes	102,884	101,185	1,699	2%	(138,009)	102,674	110,687	(7,803)	(7)%
Income tax (benefit) expense	(12,689)	20,016	(32,705)	N/M	(47,202)	19,426	23,533	(36,222)	N/M
Net income (loss)	115,573	81,169	34,404	42%	(90,806)	83,248	87,154	28,419	33%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net income (loss) available to common equity	$112,698	$78,294	$34,404	44%	$(93,681)	$80,373	$84,279	$28,419	34%
Earnings (loss) per common share
Basic	$0.75	$0.52	$0.23	44%	$(0.63)	$0.53	$0.56	$0.19	34%
Diluted	$0.74	$0.52	$0.22	42%	$(0.62)	$0.53	$0.56	$0.18	32%
Average common shares outstanding
Basic	149,872	149,855	17	—%	150,085	150,035	149,986	(114)	—%
Diluted	151,288	151,292	(4)	—%	151,007	151,014	150,870	418	—%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Jun 2024	YTD Jun 2023	2Q24	1Q24	4Q23	3Q23	2Q23
Per common share data
Dividends	$0.44	$0.42	$0.22	$0.22	$0.22	$0.21	$0.21
Market value:
High	22.48	24.18	22.48	22.00	21.79	19.21	18.45
Low	19.73	14.48	19.90	19.73	15.45	16.22	14.48
Close			21.15	21.51	21.39	17.11	16.23
Book value / share			26.85	26.37	26.35	26.06	26.03
Tangible book value / share			19.28	18.78	18.77	18.46	18.41
Performance ratios (annualized)
Return on average assets	0.97%	0.96%	1.13%	0.80%	(0.87)%	0.80%	0.86%
Noninterest expense / average assets	1.93%	1.90%	1.92%	1.95%	2.30%	1.90%	1.89%
Effective tax rate	3.59%	21.08%	(12.33)%	19.78%	N/M	18.92%	21.26%
Dividend payout ratio(a)	34.65%	34.15%	29.33%	42.31%	N/M	39.62%	37.50%
Net interest margin	2.77%	2.93%	2.75%	2.79%	2.69%	2.71%	2.80%
Selected trend information
Average full time equivalent employees(b)	4,048	4,223	4,025	4,070	4,130	4,220	4,227
Branch count			188	188	196	202	202
Assets under management, at market value(c)			$14,304	$14,171	$13,545	$12,543	$12,995
Mortgage loans originated for sale during period	$274	$168	$169	$105	$112	$115	$99
Mortgage loan settlements during period(d)	$229	$151	$138	$91	$957	$103	$97
Mortgage portfolio loans transferred to held for sale during period(d)	$—	$—	$—	$—	$969	$—	$—
Mortgage portfolio serviced for others(d)			$6,307	$6,349	$7,364	$6,452	$6,525
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.36%	1.34%	1.15%	1.38%	1.23%
Shares repurchased during period(e)	900	—	—	900	—	—	—
Shares outstanding, end of period			150,785	150,739	151,037	150,951	150,919
Selected quarterly ratios
Loans / deposits			90.60%	87.49%	87.35%	93.99%	93.24%
Stockholders’ equity / assets			10.19%	10.13%	10.18%	9.91%	10.00%
Risk-based capital(f)(g)
Total risk-weighted assets			$32,768	$32,753	$32,733	$33,497	$33,144
Common equity Tier 1			$3,172	$3,089	$3,075	$3,197	$3,143
Common equity Tier 1 capital ratio			9.68%	9.43%	9.39%	9.55%	9.48%
Tier 1 capital ratio			10.27%	10.02%	9.99%	10.12%	10.07%
Total capital ratio			12.34%	12.08%	12.21%	12.25%	12.22%
Tier 1 leverage ratio			8.37%	8.24%	8.06%	8.42%	8.40%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the fourth quarter of 2023, the Corporation transferred $969 million of residential mortgages into held for sale and subsequently sold them for $844 million. After sale, the servicing was retained for a short period until full servicing was transferred to the purchaser in January 2024.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)June 30, 2024 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$356,006	$351,094	1%	$345,795	$338,750	$326,432	9%
Provision for loan losses	21,000	27,000	(22)%	21,000	25,500	23,500	(11)%
Charge offs	(23,290)	(24,018)	(3)%	(17,878)	(20,535)	(14,855)	57%
Recoveries	2,127	1,930	10%	2,177	2,079	3,674	(42)%
Net (charge offs) recoveries	(21,163)	(22,088)	(4)%	(15,701)	(18,455)	(11,181)	89%
Balance at end of period	$355,844	$356,006	—%	$351,094	$345,795	$338,750	5%
Allowance for unfunded commitments
Balance at beginning of period	$31,776	$34,776	(9)%	$34,776	$38,276	$39,776	(20)%
Provision for unfunded commitments	2,000	(3,000)	N/M	—	(3,500)	(1,500)	N/M
Balance at end of period	$33,776	$31,776	6%	$34,776	$34,776	$38,276	(12)%
Allowance for credit losses on loans (ACLL)	$389,620	$387,782	—%	$385,870	$380,571	$377,027	3%
Provision for credit losses on loans	$23,000	$24,000	(4)%	$21,000	$22,000	$22,000	5%
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(13,676)	$(18,638)	(27)%	$(13,178)	$(16,558)	$(11,177)	22%
Commercial real estate—owner occupied	1	2	(50)%	(22)	2	3	(67)%
Commercial and business lending	(13,674)	(18,636)	(27)%	(13,200)	(16,556)	(11,174)	22%
Commercial real estate—investor	(4,569)	—	N/M	216	272	2,276	N/M
Real estate construction	28	30	(7)%	38	18	(18)	N/M
Commercial real estate lending	(4,541)	30	N/M	253	290	2,257	N/M
Total commercial	(18,216)	(18,606)	(2)%	(12,947)	(16,266)	(8,917)	104%
Residential mortgage	(289)	(62)	N/M	(53)	(22)	(283)	2%
Auto finance	(1,480)	(2,094)	(29)%	(1,436)	(1,269)	(1,048)	41%
Home equity	238	211	13%	185	128	183	30%
Other consumer	(1,417)	(1,537)	(8)%	(1,450)	(1,027)	(1,117)	27%
Total consumer	(2,947)	(3,482)	(15)%	(2,754)	(2,189)	(2,264)	30%
Total net (charge offs) recoveries	$(21,163)	$(22,088)	(4)%	$(15,701)	$(18,455)	$(11,181)	89%
(In basis points)	Jun 30, 2024	Mar 31, 2024		Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(55)	(77)		(54)	(66)	(46)
Commercial real estate—owner occupied	—	—		(1)	—	—
Commercial and business lending	(50)	(69)		(48)	(60)	(41)
Commercial real estate—investor	(37)	—		2	2	18
Real estate construction	—	1		1	—	—
Commercial real estate lending	(25)	—		1	2	12
Total commercial	(40)	(41)		(28)	(35)	(20)
Residential mortgage	(1)	—		—	—	(1)
Auto finance	(24)	(35)		(27)	(27)	(25)
Home equity	15	14		12	8	12
Other consumer	(221)	(232)		(208)	(148)	(163)
Total consumer	(10)	(13)		(9)	(7)	(8)
Total net (charge offs) recoveries	(29)	(30)		(21)	(25)	(15)
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Credit quality
Nonaccrual loans	$154,423	$178,346	(13)%	$148,997	$168,558	$131,278	18%
Other real estate owned (OREO)	8,325	8,437	(1)%	10,506	8,452	7,575	10%
Repossessed assets	671	1,241	(46)%	919	658	348	93%
Total nonperforming assets	$163,418	$188,025	(13)%	$160,421	$177,668	$139,201	17%
Loans 90 or more days past due and still accruing	$2,354	$2,417	(3)%	$21,689	$2,156	$1,726	36%
Allowance for credit losses on loans to total loans	1.32%	1.31%		1.32%	1.26%	1.26%
Allowance for credit losses on loans to nonaccrual loans	252.31%	217.43%		258.98%	225.78%	287.20%
Nonaccrual loans to total loans	0.52%	0.60%		0.51%	0.56%	0.44%
Nonperforming assets to total loans plus OREO and repossessed assets	0.55%	0.64%		0.55%	0.59%	0.47%
Nonperforming assets to total assets	0.39%	0.46%		0.39%	0.43%	0.34%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.30%	0.30%		0.16%	0.15%	0.10%

Associated Banc-Corp Selected Asset Quality Information (continued)
($ in thousands)	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$21,190	$72,243	(71)%	$62,022	$74,812	$34,907	(39)%
Commercial real estate—owner occupied	1,851	2,090	(11)%	1,394	3,936	1,444	28%
Commercial and business lending	23,041	74,333	(69)%	63,416	78,748	36,352	(37)%
Commercial real estate—investor	48,249	18,697	158%	—	10,882	22,068	119%
Real estate construction	16	18	(11)%	6	103	125	(87)%
Commercial real estate lending	48,265	18,715	158%	6	10,985	22,193	117%
Total commercial	71,306	93,047	(23)%	63,422	89,732	58,544	22%
Residential mortgage	68,058	69,954	(3)%	71,142	66,153	61,718	10%
Auto finance	6,986	7,158	(2)%	5,797	4,533	3,065	128%
Home equity	7,996	8,100	(1)%	8,508	7,917	7,788	3%
Other consumer	77	87	(11)%	128	222	163	(53)%
Total consumer	83,117	85,299	(3)%	85,574	78,826	72,733	14%
Total nonaccrual loans	$154,423	$178,346	(13)%	$148,997	$168,558	$131,278	18%
	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$410	$377	9%	$306	$234	$168	144%
Commercial real estate—owner occupied	—	—	N/M	—	—	—	N/M
Commercial and business lending	410	377	9%	306	234	168	144%
Commercial real estate—investor	—	—	N/M	—	—	—	N/M
Real estate construction	—	—	N/M	—	—	—	N/M
Commercial real estate lending	—	—	N/M	—	—	—	N/M
Total commercial	410	377	9%	306	234	168	144%
Residential mortgage	306	345	(11)%	405	207	126	143%
Auto finance	142	66	115%	255	169	80	78%
Home equity	103	182	(43)%	305	236	78	32%
Other consumer	1,615	1,487	9%	1,449	1,243	988	63%
Total consumer	2,166	2,080	4%	2,414	1,855	1,271	70%
Total restructured loans (accruing)	$2,576	$2,457	5%	$2,719	$2,089	$1,439	79%
Nonaccrual restructured loans (included in nonaccrual loans)	$717	$1,141	(37)%	$805	$961	$796	(10)%
	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$2,052	$521	N/M	$5,565	$1,507	$12,005	(83)%
Commercial real estate—owner occupied	—	—	N/M	358	1,877	1,484	(100)%
Commercial and business lending	2,052	521	N/M	5,923	3,384	13,489	(85)%
Commercial real estate—investor	1,023	19,164	(95)%	18,697	10,121	—	N/M
Real estate construction	—	1,260	(100)%	—	10	76	(100)%
Commercial real estate lending	1,023	20,424	(95)%	18,697	10,131	76	N/M
Total commercial	3,075	20,945	(85)%	24,619	13,515	13,565	(77)%
Residential mortgage	10,374	9,903	5%	13,446	11,652	8,961	16%
Auto finance	15,814	12,521	26%	17,386	16,688	11,429	38%
Home equity	3,694	2,819	31%	4,208	3,687	4,030	(8)%
Other consumer	1,995	2,260	(12)%	2,166	1,880	2,025	(1)%
Total consumer	31,877	27,503	16%	37,205	33,908	26,444	21%
Total accruing loans 30-89 days past due	$34,952	$48,448	(28)%	$61,825	$47,422	$40,008	(13)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$11,011,228	$198,191	7.24%	$10,816,255	$194,090	7.22%	$10,899,337	$184,080	6.77%
Commercial real estate lending	7,249,773	134,203	7.45%	7,389,962	138,850	7.56%	7,295,367	127,967	7.04%
Total commercial	18,261,000	332,394	7.32%	18,206,217	332,940	7.35%	18,194,703	312,047	6.88%
Residential mortgage	7,905,236	69,389	3.51%	7,896,956	68,787	3.48%	8,701,496	72,056	3.31%
Auto finance	2,524,107	35,021	5.58%	2,373,720	32,603	5.52%	1,654,523	19,701	4.78%
Other retail	889,220	20,504	9.24%	892,128	20,661	9.28%	887,574	20,135	9.08%
Total loans	29,579,564	457,307	6.21%	29,369,022	454,991	6.22%	29,438,297	423,939	5.77%
Investment securities
Taxable	5,680,757	50,479	3.55%	5,517,023	46,727	3.39%	5,304,381	35,845	2.70%
Tax-exempt(a)	2,116,174	17,896	3.38%	2,133,352	18,024	3.38%	2,314,825	20,152	3.48%
Other short-term investments	620,943	9,304	6.03%	576,782	8,311	5.80%	511,487	6,086	4.77%
Investments and other	8,417,874	77,680	3.69%	8,227,158	73,062	3.55%	8,130,693	62,083	3.05%
Total earning assets	37,997,438	$534,987	5.65%	37,596,179	$528,053	5.64%	37,568,991	$486,022	5.18%
Other assets, net	3,103,168			3,173,027			2,989,321
Total assets	$41,100,606			$40,769,206			$40,558,311
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,133,688	$21,972	1.72%	$4,928,031	$21,747	1.77%	$4,749,808	$15,160	1.28%
Interest-bearing demand	7,265,621	48,109	2.66%	7,490,119	49,990	2.68%	6,663,775	34,961	2.10%
Money market	5,995,005	46,391	3.11%	6,116,604	47,306	3.11%	6,743,810	43,529	2.59%
Network transaction deposits	1,595,312	21,416	5.40%	1,651,937	22,205	5.41%	1,468,006	18,426	5.03%
Time deposits	6,927,663	83,173	4.83%	7,198,315	84,983	4.75%	4,985,949	50,119	4.03%
Total interest-bearing deposits	26,917,289	221,062	3.30%	27,385,005	226,231	3.32%	24,611,348	162,196	2.64%
Federal funds purchased and securities sold under agreements to repurchase	213,921	2,303	4.33%	263,979	2,863	4.36%	285,754	2,261	3.17%
Other short-term funding	561,596	7,044	5.04%	449,999	5,603	5.01%	12,179	—	0.01%
FHLB advances	2,432,195	34,143	5.65%	1,540,247	21,671	5.66%	3,796,106	49,261	5.20%
Long-term funding	533,670	10,096	7.57%	539,106	10,058	7.46%	543,003	9,596	7.07%
Total short and long-term funding	3,741,381	53,586	5.75%	2,793,331	40,194	5.78%	4,637,042	61,118	5.28%
Total interest-bearing liabilities	30,658,670	$274,648	3.60%	30,178,337	$266,425	3.55%	29,248,389	$223,314	3.06%
Noninterest-bearing demand deposits	5,712,115			5,882,052			6,669,787
Other liabilities	563,616			527,437			511,074
Stockholders’ equity	4,166,204			4,181,381			4,129,061
Total liabilities and stockholders’ equity	$41,100,606			$40,769,206			$40,558,311
Interest rate spread			2.05%			2.09%			2.12%
Net free funds			0.70%			0.70%			0.68%
Fully tax-equivalent net interest income and net interest margin		$260,340	2.75%		$261,628	2.79%		$262,708	2.80%
Fully tax-equivalent adjustment		3,747			3,770			4,791
Net interest income		$256,593			$257,858			$257,917
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2024			2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$10,913,741	$392,281	7.23%	$10,758,464	$351,254	6.58%
Commercial real estate lending	7,319,867	273,053	7.50%	7,273,402	247,054	6.85%
Total commercial	18,233,608	665,334	7.34%	18,031,866	598,308	6.69%
Residential mortgage	7,965,375	138,120	3.47%	8,643,335	142,767	3.30%
Auto finance	2,448,914	67,624	5.55%	1,572,773	36,159	4.64%
Other retail	826,396	41,221	10.00%	895,720	38,629	8.65%
Total loans	29,474,293	912,299	6.22%	29,143,694	815,864	5.64%
Investment securities
Taxable	5,598,890	97,206	3.47%	5,109,481	65,987	2.58%
Tax-exempt (a)	2,124,763	35,920	3.38%	2,322,132	40,344	3.47%
Other short-term investments	598,888	17,615	5.91%	502,325	11,415	4.58%
Investments and other	8,322,541	150,741	3.62%	7,933,938	117,746	2.97%
Total earning assets	37,796,834	$1,063,040	5.65%	37,077,632	$933,610	5.06%
Other assets, net	3,135,876			3,007,684
Total assets	$40,932,710			$40,085,316
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,030,859	$43,719	1.75%	$4,707,451	$25,019	1.07%
Interest-bearing demand	7,377,870	98,099	2.67%	6,738,715	64,880	1.94%
Money market	6,055,804	93,698	3.11%	7,137,912	85,167	2.41%
Network transaction deposits	1,623,625	43,621	5.40%	1,308,434	31,252	4.82%
Time deposits	7,062,989	168,156	4.79%	3,681,352	65,301	3.58%
Total interest-bearing deposits	27,151,147	447,293	3.31%	23,573,864	271,618	2.32%
Federal funds purchased and securities sold under agreements to repurchase	238,950	5,166	4.35%	357,369	5,404	3.05%
Other short-term funding	503,602	12,646	5.05%	14,745	1	0.01%
FHLB advances	1,986,221	55,814	5.65%	4,024,052	99,222	4.97%
Long-term funding	536,388	20,154	7.51%	475,961	15,876	6.67%
Total short and long-term funding	3,265,160	93,780	5.77%	4,872,128	120,503	4.98%
Total interest-bearing liabilities	30,416,308	$541,073	3.58%	28,445,992	$392,121	2.78%
Noninterest-bearing demand deposits	5,797,084			7,003,151
Other liabilities	545,526			540,457
Stockholders’ equity	4,173,793			4,095,717
Total liabilities and stockholders’ equity	$40,932,710			$40,085,316
Interest rate spread			2.07%			2.28%
Net free funds			0.70%			0.65%
Fully tax-equivalent net interest income and net interest margin		$521,967	2.77%		$541,490	2.93%
Fully tax-equivalent adjustment		7,516			9,563
Net interest income		$514,451			$531,927
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Commercial and industrial	$9,970,412	$9,858,329	1%	$9,731,555	$10,099,068	$10,055,487	(1)%
Commercial real estate—owner occupied	1,102,146	1,095,894	1%	1,061,700	1,054,969	1,058,237	4%
Commercial and business lending	11,072,558	10,954,223	1%	10,793,255	11,154,037	11,113,724	—%
Commercial real estate—investor	5,001,392	5,035,195	(1)%	5,124,245	5,218,980	5,312,928	(6)%
Real estate construction	2,255,637	2,287,041	(1)%	2,271,398	2,130,719	2,009,060	12%
Commercial real estate lending	7,257,029	7,322,237	(1)%	7,395,644	7,349,699	7,321,988	(1)%
Total commercial	18,329,587	18,276,460	—%	18,188,898	18,503,736	18,435,711	(1)%
Residential mortgage	7,840,073	7,868,180	—%	7,864,891	8,782,645	8,746,345	(10)%
Auto finance	2,556,009	2,471,257	3%	2,256,162	2,007,164	1,777,974	44%
Home equity	634,142	619,764	2%	628,526	623,650	615,506	3%
Other consumer	258,460	258,603	—%	277,740	275,993	273,367	(5)%
Total consumer	11,288,684	11,217,802	1%	11,027,319	11,689,451	11,413,193	(1)%
Total loans	$29,618,271	$29,494,263	—%	$29,216,218	$30,193,187	$29,848,904	(1)%
Period end deposit and customer funding composition	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,815,045	$6,254,135	(7)%	$6,119,956	$6,422,994	$6,565,666	(11)%
Savings	5,157,103	5,124,639	1%	4,835,701	4,836,735	4,777,415	8%
Interest-bearing demand	8,284,017	8,747,127	(5)%	8,843,967	7,528,154	7,037,959	18%
Money market	6,294,895	6,721,674	(6)%	6,330,453	7,268,506	7,521,930	(16)%
Brokered CDs	4,061,578	3,931,230	3%	4,447,479	3,351,399	3,818,325	6%
Other time deposits	3,078,401	2,934,352	5%	2,868,494	2,715,538	2,293,114	34%
Total deposits	32,691,039	33,713,158	(3)%	33,446,049	32,123,326	32,014,409	2%
Other customer funding(a)	89,524	90,536	(1)%	106,620	151,644	170,873	(48)%
Total deposits and other customer funding	$32,780,564	$33,803,694	(3)%	$33,552,669	$32,274,971	$32,185,282	2%
Network transaction deposits(b)	$1,502,919	$1,792,820	(16)%	$1,566,139	$1,649,389	$1,600,619	(6)%
Net deposits and other customer funding(c)	$27,216,066	$28,079,644	(3)%	$27,539,051	$27,274,183	$26,766,338	2%
Quarter average loan composition	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Commercial and industrial	$9,915,894	$9,729,718	2%	$9,768,803	$9,927,271	$9,831,956	1%
Commercial real estate—owner occupied	1,095,334	1,086,537	1%	1,051,412	1,058,313	1,067,381	3%
Commercial and business lending	11,011,228	10,816,255	2%	10,820,214	10,985,584	10,899,337	1%
Commercial real estate—investor	4,964,394	5,041,518	(2)%	5,156,528	5,205,626	5,206,430	(5)%
Real estate construction	2,285,379	2,348,444	(3)%	2,241,281	2,107,018	2,088,937	9%
Commercial real estate lending	7,249,773	7,389,962	(2)%	7,397,809	7,312,645	7,295,367	(1)%
Total commercial	18,261,000	18,206,217	—%	18,218,024	18,298,229	18,194,703	—%
Residential mortgage	7,905,236	7,896,956	—%	8,691,258	8,807,157	8,701,496	(9)%
Auto finance	2,524,107	2,373,720	6%	2,138,536	1,884,540	1,654,523	53%
Home equity	630,855	625,686	1%	627,736	619,423	612,045	3%
Other consumer	258,366	266,443	(3)%	276,881	275,262	275,530	(6)%
Total consumer	11,318,564	11,162,805	1%	11,734,412	11,586,382	11,243,594	1%
Total loans(d)	$29,579,564	$29,369,022	1%	$29,952,435	$29,884,611	$29,438,297	—%
Quarter average deposit composition	Jun 30, 2024	Mar 31, 2024	Seql Qtr % Change	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,712,115	$5,882,052	(3)%	$6,171,240	$6,318,781	$6,669,787	(14)%
Savings	5,133,688	4,928,031	4%	4,861,913	4,814,499	4,749,808	8%
Interest-bearing demand	7,265,621	7,490,119	(3)%	7,156,151	6,979,071	6,663,775	9%
Money market	5,995,005	6,116,604	(2)%	6,121,105	6,294,083	6,743,810	(11)%
Network transaction deposits	1,595,312	1,651,937	(3)%	1,616,719	1,639,619	1,468,006	9%
Brokered CDs	3,927,727	4,268,881	(8)%	3,470,516	3,428,711	3,001,775	31%
Other time deposits	2,999,936	2,929,434	2%	2,794,105	2,527,030	1,984,174	51%
Total deposits	32,629,404	33,267,057	(2)%	32,191,750	32,001,794	31,281,134	4%
Other customer funding(a)	87,161	101,483	(14)%	127,252	164,289	196,051	(56)%
Total deposits and other customer funding	$32,716,565	$33,368,540	(2)%	$32,319,002	$32,166,082	$31,477,186	4%
Net deposits and other customer funding(c)	$27,193,526	$27,447,723	(1)%	$27,231,767	$27,097,752	$27,007,405	1%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements and commercial paper.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Jun 2024	Jun 2023	2Q24	1Q24	4Q23	3Q23	2Q23
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.18%	7.08%	7.11%	6.88%	6.94%
Return on average equity	9.48%	9.38%	11.16%	7.81%	(8.74)%	7.99%	8.47%
Return on average tangible common equity	13.78%	13.79%	16.25%	11.31%	(13.13)%	11.67%	12.38%
Return on average common equity Tier 1	12.42%	12.11%	14.54%	10.27%	(11.85)%	10.08%	10.88%
Return on average tangible assets	1.01%	1.00%	1.18%	0.84%	(0.88)%	0.84%	0.90%
Average stockholders' equity / average assets	10.20%	10.22%	10.14%	10.26%	9.97%	10.06%	10.18%
Tangible common equity reconciliation(a)
Common equity			$4,048	$3,975	$3,980	$3,934	$3,929
Goodwill and other intangible assets, net			(1,141)	(1,143)	(1,145)	(1,148)	(1,150)
Tangible common equity			$2,907	$2,831	$2,834	$2,786	$2,779
Tangible assets reconciliation(a)
Total assets			$41,624	$41,137	$41,016	$41,637	$41,219
Goodwill and other intangible assets, net			(1,141)	(1,143)	(1,145)	(1,148)	(1,150)
Tangible assets			$40,483	$39,994	$39,870	$40,490	$40,070
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$3,980	$3,902	$3,972	$3,987	$3,926	$3,938	$3,935
Goodwill and other intangible assets, net	(1,143)	(1,152)	(1,142)	(1,145)	(1,147)	(1,149)	(1,151)
Tangible common equity	2,836	2,750	2,830	2,843	2,780	2,789	2,784
Modified CECL transitional amount	22	45	22	22	45	45	45
Accumulated other comprehensive loss	215	255	242	188	286	302	252
Deferred tax assets, net	18	28	25	12	27	28	28
Average common equity Tier 1	$3,092	$3,077	$3,118	$3,065	$3,138	$3,164	$3,108
Average tangible assets reconciliation(a)
Total assets	$40,933	$40,085	$41,101	$40,769	$41,331	$41,076	$40,558
Goodwill and other intangible assets, net	(1,143)	(1,152)	(1,142)	(1,145)	(1,147)	(1,149)	(1,151)
Tangible assets	$39,789	$38,933	$39,958	$39,625	$40,184	$39,927	$39,407
Adjusted net income reconciliation(b)
Net income	$197	$191	$116	$81	$(91)	$83	$87
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income	$200	$194	$117	$83	$(89)	$85	$89
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$191	$185	$113	$78	$(94)	$80	$84
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income available to common equity	$194	$188	$114	$80	$(92)	$82	$86
Selected trend information(d)
Wealth management fees	$44	$41	$23	$22	$21	$21	$20
Service charges and deposit account fees	25	25	12	12	11	13	12
Card-based fees	23	22	12	11	12	12	11
Other fee-based revenue	9	9	5	4	4	5	4
Fee-based revenue	102	97	52	50	47	50	49
Other	29	31	13	15	(178)	17	17
Total noninterest income	$130	$128	$65	$65	$(131)	$67	$66
Pre-tax pre-provision income(e)
Income before income taxes	$204	$241	$103	$101	$(138)	$103	$111
Provision for credit losses	47	40	23	24	21	22	22
Pre-tax pre-provision income	$251	$281	$126	$125	$(117)	$125	$133
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD Jun 2024	YTD Jun 2023	2Q24	1Q24	4Q23	3Q23	2Q23
End of period core customer deposits reconciliation
Total deposits			$32,691	$33,713	$33,446	$32,123	$32,014
Network transaction deposits			(1,503)	(1,793)	(1,566)	(1,649)	(1,601)
Brokered CDs			(4,062)	(3,931)	(4,447)	(3,351)	(3,818)
Core customer deposits			$27,127	$27,989	$27,432	$27,123	$26,595
Quarterly average core customer deposits reconciliation
Total deposits			$32,629	$33,267	$32,192	$32,002	$31,281
Network transaction deposits			(1,595)	(1,652)	(1,617)	(1,640)	(1,468)
Brokered CDs			(3,928)	(4,269)	(3,471)	(3,429)	(3,002)
Core customer deposits			$27,106	$27,346	$27,105	$26,933	$26,811
Efficiency ratio reconciliation(a)
Federal Reserve efficiency ratio	61.27%	57.26%	61.51%	61.03%	132.01%	60.06%	58.49%
Fully tax-equivalent adjustment	(0.71)%	(0.82)%	(0.71)%	(0.71)%	(3.29)%	(0.89)%	(0.85)%
Other intangible amortization	(0.69)%	(0.67)%	(0.68)%	(0.69)%	(1.21)%	(0.69)%	(0.68)%
Fully tax-equivalent efficiency ratio	59.88%	55.78%	60.12%	59.63%	127.54%	58.50%	56.96%
FDIC special assessment	(0.82)%	—%	0.73%	(2.38)%	(9.50)%	—%	—%
Announced initiatives	—%	—%	—%	—%	(53.92)%	—%	—%
Adjusted efficiency ratio	59.06%	55.78%	60.85%	57.25%	64.12%	58.50%	56.96%

One Time Item Reconciliation	YTD	YTD
($ in millions, except per share data)	Jun 2024	Jun 2024 per share data (diluted)	2Q24	2Q24 per share data (diluted)
GAAP net income	$197	$1.26	$116	$0.74
Tax benefit(b)	(33)	(0.22)	(33)	(0.22)
Net income, excluding one time item	164	$1.04	83	$0.52
Less preferred stock dividends	(6)		(3)
Net income available to common equity, excluding one time item	$158		$80

One Time Item Noninterest Income Reconciliation		YTD
($ in thousands)	4Q23	Dec 2023
GAAP noninterest income	$(131,013)	$63,182
Loss on mortgage portfolio sale(c)	136,239	136,239
Net loss on sale of investments(c)	64,940	64,940
Noninterest income, excluding one time items	$70,166	$264,361

One Time Item Noninterest Expense Reconciliation		YTD
($ in thousands)	4Q23	Dec 2023
GAAP noninterest expense	$239,391	$813,682
FDIC special assessment	(30,597)	(30,597)
Noninterest expense, excluding one time item	$208,795	$783,085
(a)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.
(b)The tax benefit classified as a one time item is the result of a strategic reallocation of the Corporation's investment securities portfolio which occurred in the second quarter of 2024.
(c)The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in fourth quarter of 2023.